UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PUDA COAL, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PUDA COAL, INC.
426 Xuefu Street, Taiyuan, Shanxi Province
The People’s Republic of China 03006

April 29, 2010

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Puda Coal, Inc. to be held on Friday, May 21, 2010 at 3:00 p.m., local time, at the offices of Goodwin Procter LLP at The New York Times Building, 620 Eighth Avenue, 26th Floor, New York, NY 10018.

The attached proxy statement, with formal notice of the meeting on the first page, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully. Following the formal portion of the meeting, we will review our operations, report on 2009 financial results and discuss our plans for the future.

Your vote is important to us. We hope that you will be able to attend the meeting. Whether or not you plan to attend the meeting, we ask that you please complete, date, and sign the enclosed proxy card and return it as promptly as possible in the envelope provided. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

Sincerely,
Chief Financial Officer and Secretary

PUDA COAL, INC.
426 Xuefu Street, Taiyuan, Shanxi Province
The People’s Republic of China 03006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 21, 2010

To the Stockholders of Puda Coal, Inc.,

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Puda Coal, Inc., a Delaware corporation (the “Company” or “Puda”), will be held on Friday, May 21, 2010 at 3:00 p.m., local time, at the offices of Goodwin Procter LLP at The New York Times Building, 620 Eighth Avenue, 26th Floor, New York, NY 10018 (including any adjournments or postponements thereof, the “Annual Meeting”) for the following purposes:

1.	To elect all directors of the Company, each to serve until the next annual meeting of stockholders and until his/her successor is duly elected and qualified or until his earlier resignation or removal;
2.	To ratify the Company’s selection of Moore Stephens as our independent auditor for the 2010 fiscal year; and
3.	To consider and act upon any other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of the Company’s common stock, par value $.001 per share, at the close of business on April 15, 2010 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, we urge you, whether or not you plan to attend the Annual Meeting, to complete, sign, date and mail promptly the enclosed proxy which is being solicited on behalf of the Board of Directors so that your shares will be represented at the Annual Meeting.

In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors,
Chief Financial Officer and Secretary

Taiyuan, Shanxi Province
The People’s Republic of China
April 29, 2010

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

PUDA COAL, INC.
426 Xuefu Street, Taiyuan, Shanxi Province
The People’s Republic of China 03006

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 21, 2010

April 29, 2010

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Puda Coal, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders of the Company to be held on Friday, May 21, 2010 at 3:00 p.m., local time, at the offices of Goodwin Procter LLP at The New York Times Building, 620 Eighth Avenue, 26th Floor, New York, NY 10018, or at any adjournments or postponements thereof (the “Annual Meeting”). The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 2009, is being mailed together with this proxy statement to all stockholders of the Company entitled to vote at the Annual Meeting. The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about April 29, 2010 in connection with the solicitation of proxies for the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 21, 2010.

Copies of the Annual Meeting Materials are also available under the “Annual Meeting Materials” link on our investor relations web page at website at www.pudacoalinc.com.

At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

1.	The election of all directors of the Company, each to serve until the next annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal;
2.	To ratify the Company’s selection of Moore Stephens as our independent auditor for the 2010 fiscal year; and
3.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The proxy is being solicited on behalf of the Board of Directors and the Board of Directors recommends that our stockholders vote for the approval of all matters. The Annual Meeting Materials available at our website will include a copy of this Proxy Statement, the Proxy Card and our 2009 Annual Report. If you plan to attend the meeting and vote in person, you can also obtain the directions to our meeting venue on our website.

Voting Securities.  Only holders of record of the Company’s common stock, par value $.001 per share (the “Common Stock”) at the close of business on April 15, 2010 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 19,631,880 shares of Common Stock were issued, outstanding and entitled to vote at the Annual Meeting.

The holders of Common Stock outstanding as of the Record Date are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote by proxy by completing, signing, dating and returning the accompanying proxy card in the postage-prepaid envelope enclosed for that purpose. Execution of the proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the taking of the vote at the Annual Meeting. Proxies may be revoked by (1) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Secretary of Puda Coal, Inc, Ms. Qiong Wu, Secretary of the Company, at 426 Xuefu Street, Taiyuan, Shanxi Province, the People’s Republic of China, 030006, before the taking of the vote at the Annual Meeting.

Quorum.  The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or “broker non-votes” ((i.e., shares held by a broker, bank, trustee or nominee which are represented at the meeting, but with respect to which the broker, bank, trustee or nominee is not empowered to vote on a particular non-routine proposal) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

Vote Required.  Under Delaware law and the Company’s Certificate of Incorporation and Bylaws, as each is in effect on the date hereof, if a quorum exists at a meeting, the affirmative vote of a plurality of the votes cast, in person or by proxy, at the Annual Meeting is required for the election of directors. For each other proposal to be considered at the Annual Meeting, the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy and entitled to vote on the item will be required for approval.

Stockholders of the Company are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. The person named as attorneys-in-fact in the proxies, Qiong Wu, was selected by the Board of Directors and is the Chief Financial Officer and Secretary of the Company. Shares of Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein.

Abstentions.  Votes cast “FOR” a proposal constitute affirmative votes. A properly executed proxy card marked “WITHHOLD” or “ABSTAIN” with respect to any such matter will not be voted on such matter, although it will be counted for purposes of determining whether there is a quorum and in determining the number of shares necessary for approval of such matter. Accordingly, a “WITHOLD” or “ABSTAIN” will have the effect of a negative vote.

Broker Non-Votes.  “Broker non-votes” will be counted in determining whether a quorum is present. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting. Under NYSE Amex rules, beneficial owners of shares held in street name who do not provide the broker, bank, trustee or nominee that holds such shares with specific voting instructions empower the broker, bank, trustee or nominee to have discretion to vote such shares on Proposal 2 (Ratification of Appointment of Independent Registered Public Accounting Firm), but not with respect to Proposal 1 (Election of Directors), or any stockholder proposals, in which case, such shares will be counted as a “broker non-vote” on those proposals.

An Inspector of Elections will be elected prior to the Annual Meeting will count all votes and ballots.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of five members, with all members belonging to a single class. The current Board of Directors consists of the following individuals: Ming Zhao (as Chairman), Liping Zhu, Lawrence S. Wizel, C. Mark Tang and Jianfei Ni. Directors serve for one year terms until the next annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal.

The Board of Directors, upon the recommendation of the Nominating Committee, has nominated Ming Zhao, Liping Zhu, Lawrence S. Wizel, C. Mark Tang and Jianfei Ni for election as directors. Unless otherwise specified in the proxy, it is the intention of the person named in the proxy to vote the shares represented by each properly executed proxy for the election of Ming Zhao, Liping Zhu, Lawrence S. Wizel, C. Mark Tang and Jianfei Ni as directors. Each nominee has agreed to stand for election and to serve, if elected, as director. However, if a person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

Vote Required For Approval

A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect a nominee as a director of the Company.

Recommendation

The Board of Directors of the Company unanimously recommends a vote FOR the election of its nominees as directors of the Company.

The following table sets forth the nominees to be elected at the Annual Meeting and continuing directors, the year each such nominee or director was first elected a director, the positions with the Company currently held by each nominee and Director, the year each nominee’s or continuing director’s current term will expire and each nominee’s and continuing director’s current class.

Name	Positions with the Company	Age	Year First Became Director
Ming Zhao	Chairman of the Board of Directors	37	1995
Liping Zhu	Chief Executive Officer, President and Director	55	2008
Lawrence S. Wizel(1)(2)(3)(4)	Director	67	2007
C. Mark Tang(1)(2)(3)(4)	Director	45	2007
Jianfei Ni(1)(2)(3)(4)	Director	63	2007

(1)	Member of Nominating and Corporate Governance Committee.
(2)	Member of Audit Committee.
(3)	Member of Compensation Committee.
(4)	Independent Director.

DIRECTORS AND EXECUTIVE OFFICERS

The Company’s executive officers are appointed by, and serve at the discretion of the Board. Each executive officer is a full-time employee of the Company. The directors, nominees and executive officers of the Company are as follows:

Name	Age	Positions With the Company
Ming Zhao	37	Chairman of the Board of Directors
Liping Zhu	55	Chief Executive Officer, President and Director
Lawrence S. Wizel(1)(2)(3)(4)	67	Director
C. Mark Tang(1)(2)(3)(4)	45	Director
Jianfei Ni(1)(2)(3)(4)	63	Director
Qiong Wu	35	Chief Financial Officer
Pengxiang Lang	39	Chief Operating Officer

(1)	Member of Nominating and Corporate Governance Committee.
(2)	Member of Audit Committee.
(3)	Member of Compensation Committee.
(4)	Independent Director.

BIOGRAPHICAL INFORMATION

Nominees for Election as Directors

Ming Zhao has been the co-founder, Chairman and CEO of Shanxi Puda Coal Group Co., Ltd. (“Shanxi Coal”), a subsidiary 90% owned by the Company, since 1995. He ceased to be its CEO on June 25, 2008. Mr. Zhao was appointed Chief Executive Officer, President and Chairman of the Board of Directors of the Company on July 15, 2005 and currently serves as Chairman. He is the brother of Yao Zhao, our 9.79% shareholder and a manager of our coal washing plants. Mr. Zhao’s extensive experience in the coal production industry, as well as his in-depth knowledge of the Company, including its business, strategy, marketplace, competition, operations and employees, as a founder of the Company and through his former position as the CEO, enables him to make critical contribution as a member of our Board.

Liping Zhu became director, President and CEO of the Company, effective on June 25, 2008. Before Mr. Zhu joined the Company, he was Deputy General Manager at Shanxi Loudong-Junan Coal & Gas Company since 1997, which is engaged in the coal mining and washing business in Shanxi Province, China, responsible for public and government relationships and financing of the company. The company that Mr. Zhu was employed by is not a parent, subsidiary or otherwise an affiliate of the Company. Mr. Zhu is not a director of any other public company in the United States. Mr. Zhu’s extensive experience in the coal mining and washing business, as well as his in-depth knowledge of the Company, including its business, strategy, marketplace, competition, operation and employees, through his current position as President and CEO of the Company, make him highly qualified to serve as a member of the Board.

Lawrence S. Wizel was appointed to the Board of Directors as an independent director on August 3, 2007. Mr. Wizel is a member and Chairman of our audit committee. He is also a member of the compensation committee and nominating and corporate governance committee. Mr. Wizel began his career in 1965 at Deloitte and was a partner in the firm from 1980 until May 2006 when he retired. At Deloitte, Mr. Wizel was a leader in the New York Office Technology Group and was responsible for serving a diverse client base of publicly held and private companies with a variety of capabilities including Securities and Exchange Commission (“SEC”) filings for initial public offerings, mergers and acquisition transactions and periodic reporting. During the last four years at Deloitte, Mr. Wizel served as a Deputy Professional Practice Director in the Deloitte New York office. Additionally, Mr. Wizel has extensive experience regarding multinational and multi-locational companies, specifically in China. Mr. Wizel holds a BA from Michigan State University and is a Certified Public Accountant. Mr. Wizel is a director of American Oriental Bioegineering Co. Ltd. (NYSE: ABO) and 3SBIO, Inc. (NASDAQ: SSRX). Mr. Wizel’s substantial knowledge and experience in the accounting, auditing and financial matters and in internal control over financial reporting makes him highly qualified to serve as a member of the Board and the compensation committee and as Chairman of our audit committee.

C. Mark Tang was appointed to the Board of Directors as an independent director on October 9, 2007. Dr. Tang is a member and Chairman of our nominating and corporate governance committee. He is also a member of the audit committee and compensation committee. Since 2009, Dr. Tang has been director and Chairman of GCA Therapeutics, Ltd. Dr. Tang was a director of Tongli Pharmaceuticals (USA) Inc. (OTCBB: TGLP) since 2008. Dr. Tang has been the founder and CEO of World Tech Ventures, LLC, an international merchant banking and venture capital firm specialized in advising and investing in life sciences biotechnology since 2002. From 2004 to 2006, Dr. Tang was a director of Biotech Commercialization and Instructor at Rutgers University Business School. From 1997 to 2000, Dr. Tang was a director and Co-founder of Aegisoft Corp. Dr. Tang holds a Ph. D degree in Biochemistry and Molecular Biology from University of California at Riverside and an MBA in Finance from Leonard N. Stern School of Business at New York University. Dr. Tang’s extensive experience with Chinese companies and their marketplace and access to capital markets and his familiarity with a broad range of board functions make him highly qualified to serve as a member of the Board and the audit committee and as Chairman of the nominating and corporate governance committee.

Jianfei Ni was appointed to the Board of Directors as an independent director on June 29, 2007. Mr. Ni retired as Vice President and Chief Engineer from the Taiyuan Institute of Coal Design & Research, in Taiyuan, Shanxi, China, where he worked from 1978 to 2005. Since 2006, Mr. Ni has been a consultant at Shanxi Weide Coal Mine Design & Consulting Company. From 2005 to 2006, Mr. Ni was Chief Engineer at Shanxi Yuantong Coal Mine Engineering Design and Consulting Company. With over thirty years of experience in the coal industry and extensive knowledge as a coal expert, Mr. Ni is highly qualified to serve as a member of the Board of Directors.

Executive Officers who are not Directors

Qiong (Laby) Wu became CFO of the Company effective on July 23, 2008. Before Ms. Wu joined the Company, she was CFO and Vice President of Financing and Investor Relations at Sinoenergy Corporation (Nasdaq CM: SNEN) since 2006, which is a manufacturer of compressed natural gas (“CNG”) vehicle and gas station equipment and a designer, developer and operator of retail CNG filling stations in the People’s Republic of China. Ms. Wu was employed at Ernst & Young Hua Ming Accounting Firm as a Senior Auditor from 2004 to 2006. From 2000 to 2004, Ms. Wu was a Manager and Tax Consultant at HLB-Beijing Yongtuo CPAs, responsible for financial audits and internal control design. None of the companies that Ms. Wu was employed by is a parent, subsidiary or otherwise an affiliate of the Company.

Pengxiang Lang became the Company’s Chief Operating Officer on March 12, 2009. Prior to his involvement with the Company, Mr. Lang served as vice president in charge of operation of Shanxi Coal from 2002 to March, 2009. From 2000 to 2002, he was general manager of Rudi Science Industry & Trade Co., Ltd. Prior to that, he served as the representative officer of Shanxi Coking Coal Group’s Tianjian Representative Office and vice general manager of Shanxi Coking Coal Group’s Taiyuan subsidiary from 1994 to 1999. Mr. Lang obtained his Master of Business Administration from Tianjin Commercial College.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Moore Stephens as our independent auditors for the 2010 fiscal year. The Board of Directors has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. Moore Stephens has audited our financial statements since 2005. A representative of Moore Stephens is expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and is expected to be available to respond to appropriate questions.

Shareholder ratification of the selection of Moore Stephens as our independent auditors is not required by our bylaws or otherwise. However, the Board of Directors is submitting the selection of Moore Stephens to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our company and our shareholders.

Votes Required For Approval

A quorum being present, the affirmative vote of a majority of the votes cast is necessary to ratify the selection of Moore Stephens as the independent auditor for the fiscal year 2010.

Recommendation:

The Board of Directors of the Company unanimously recommends a vote FOR the ratification of the selection of Moore Stephens as the independent auditor for the fiscal year 2010.

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors and its Committees

The Board of Directors currently consists of five members. The Board of Directors is consists of one class of directors and each year all directors must stand for election. The Board of Directors of the Company held three formal meetings and two voluntary meeting/conference calls during 2009. During 2009, each of the incumbent directors then serving attended 100% of the total number of formal meetings of the Board of Directors. The Board of Directors has established an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”) and a Nominating and Corporate Governance Committee (the “Nominating Committee”). Each of the incumbent directors then serving attended 100% of the total number of committee meetings of which they were members. The Board expects but does not require a majority of directors to attend annual meetings of stockholders.

Independence of Members of the Board of Directors

The Board of Directors has determined that the Company’s non-employee directors, Mr. Lawrence S. Wizel, Dr. Mark C. Tang and Mr. Jianfei Ni, are “independent” under Section 803 of the NYSE Amex Company Guide and the director independence standards of the SEC.

On September 15, 2009, the Board of Directors amended and restated the Company’s Audit Committee Charter to be in compliance with the requirements of the NYSE Amex in connection with its application for listing on the Exchange. The Board determined that all the three members of the Audit Committee, Mr. Jianfei Ni, Dr. C. Mark Tang and Mr. Lawrence S. Wizel, are independent as that term is defined in Section 10A(m) of the Exchange Act of 1934, as amended, and meet the independence requirements of the NYSE Amex. To the full extent permitted by applicable law, the Audit Committee will exercise the powers and duties as set forth in the Amended and Restated Audit Committee Charter.

None of our officers, directors or significant employees is involved in any legal proceedings.

Board Leadership Structure and Risk Oversight

Mr. Zhao has served as Chairman of our Board of Directors since our inception and had also served as our CEO since our inception until June 25, 2008. Our board leadership structure is commonly utilized by public companies with all or substantially all of their operations in China, and we believe that this leadership structure has been effective for us. Having our former CEO and our co-founder serve as Chairman of the Board shows our employees, customers and other constituencies that we are under strong leadership, with strong continuity in our business, strategy and the management of our operations. We also believe that this eliminates the potential for duplication of efforts and inconsistent actions.

Mr. Wizel has served as the Chairman of our Audit Committee since August 3, 2007. We believe Mr. Wizel’s financial literacy, expertise and experience as a senior auditing partner at Deloitte are extremely helpful to us as a NYSE Amex listed company and in our effectors to continue to comply with requirements regarding internal control over financial reporting. We recognize that different board leadership structures may be appropriate for companies with different histories or varying equity ownership structures and percentages. However, we believe our current leadership structure remains the optimal board leadership structure for us.

Our Audit Committee is responsible for overseeing our risk management function. While the Audit Committee has primary responsibility for overseeing risk management, our entire Board of Directors is actively involved in overseeing our risk management. For example, the Board engages in periodic discussions with such company officers as the Board deems necessary, including the chief executive officer, chief operating officer, chief financial officer and outside counsel. We believe that the leadership structure of our Board supports effective risk management oversight.

The Audit Committee

Since the establishment of our audit committee on August 28, 2007, all related party transactions should be subject to our Audit Committee’s review and approval on an ongoing basis. Our Audit Committee is comprised of Mr. Lawrence S. Wizel (Chairman), Dr. Mark C. Tang and Mr. Jianfei Ni, each of whom is “independent,” as that term is defined in Section 10A(m) of the Securities Exchange Act and the Rules and

Regulations of the SEC, and meets the independence and financial literacy requirements of the NYSE Amex LLC. Our Board of Directors has determined that Mr. Lawrence S. Wizel is the Audit Committee “financial expert” pursuant to Section 407(d)(5) of the Exchange Act. There are no written policies and procedures regarding review of related party transactions in our Audit Committee charter. The independent directors who are members of the Audit Committee follow state fiduciary laws in their review of the related party transactions and will approve such transactions if they are in our best interests. The Audit Committee of the Company held four formal meetings during 2009. During 2009, each of the incumbent directors then serving attended 100% of the total number of formal meetings of the Audit Committee. A copy of the Audit Committee Charter is available on the Company’s website at www.pudacoalinc.com under the Investor Relations section.

The Compensation Committee

The Compensation Committee reviews and recommends the compensation arrangements for executive officers, including the Chief Executive Officer, and reviews general compensation levels for other employees as a group, determines equity-based awards to be granted to eligible persons under the Company’s 2008 Equity Incentive Plan (the “2008 Plan”) and takes such other action as may be required in connection with the Company’s compensation and incentive plans. The Compensation Committee also reviews and recommends compensation for the Board of Directors. The current members of the compensation committee are Mr. Jianfei Ni (Chairman), Mr. Lawrence S. Wizel and Dr. C. Mark Tang. None of the compensation committee members is an officer or employee of us or our subsidiaries, and none has ever been our officer. No member of our compensation committee or our executive officer has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity. A copy of the Compensation Committee Charter is available on the Company’s website at www.pudacoalinc.com under the Investor Relations section.

The Nominating Committee

The Nominating Committee consists of Mr. Lawrence S. Wizel, Dr. Mark C. Tang (Chairman) and Mr. Jianfei Ni, each of whom is “independent,” as that term is defined in Section 10A(m) of the Securities Exchange Act and the Rules and Regulations of the SEC, and meets the independence and financial literacy requirements of the NYSE Amex LLC.

The purpose of the Nominating Committee is to identify individuals qualified to serve as members of the Board of Directors of the Company, and select nominees for election as directors of the Company. The Nominating Committee may employ a variety of methods for identifying and evaluating nominees for director. The Company does not have a formal diversity policy for Board membership. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their management experience, knowledge of our business, understanding of the competitive landscape, familiarity with our targeted markets and experience with the regulatory framework to which we are subject. The Nominating Committee will consider candidates recommended by stockholders in proposals made in writing to the Company’s Secretary that are timely received and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to the nominee’s qualifications.

The Nominating Committee also develops and recommends to the Board of Directors corporate governance guidelines and codes of conduct and ethics, and recommends changes such guidelines and codes for approval by the Board of Directors.

A copy of the Nominating Committee Charter is available on the Company’s website at www.pudacoalinc.com under the Investor Relations section.

Stockholder Communication

The Board of Directors welcomes the submission of any comments or concerns from stockholders and any interested parties. Communications should be addressed to Ms. Qiong Wu, Secretary of the Company, at 426 Xuefu Street, Taiyuan, Shanxi Province, The People’s Republic of China, 030006 and marked to the attention of the Board of Directors of Puda Coal, Inc. or any of its committees or individual directors.

Code of Business Conduct and Ethics

On September 15, 2009, the Board of the Company adopted a Code of Business Conduct and Ethics which is applicable to all directors, officers and employees of the Company, including the CEO and CFO. The Code is available on the company’s website at http://www.pudacoalinc.com under the Investor Relations section. Any amendments to, or waivers of, the Code which applies to any of our executive officers or directors will be disclosed in our website promptly following the date of such amendment or waiver.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives

The primary objectives of our compensation programs are to attract, motivate and retain talented and dedicated executive officers. Additionally, our compensation programs are designed to reward good work in connection with the achievement of corporate performance goals (as described below).

Prior to the establishment of our compensation committee in October 2007, our executive compensation decisions were made by our Board of Directors with the consultation of our executive officers. On October 25, 2007, we established a compensation committee consisting of three members, Messers. Jianfei Ni (Chairman), C. Mark Tang and Lawrence S. Wizel. All three members are “independent directors” as that term defined by the NYSE Amex rules and “non-employee directors” under Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934. Our Board of Directors adopted a compensation committee charter, which is filed as Exhibit 3.01 to the Form 8-K filed on October 25, 2005. To the full extent permitted by applicable law, the compensation committee exercises the powers and duties as set forth in the compensation committee charter. The compensation committee determines the compensation for our directors, CEO and other executive officers, employees, consultants and advisors, reports annually to our stockholders on executive compensation matters, administers our equity-based and other compensation plans, if any, and takes or cause to be taken such other actions and address such other matters as the Board of Directors may from time to time authorize the compensation committee to undertake or assume responsibility for.

We judge whether our compensation programs have met their goals by whether they have attracted and retained talented and dedicated executives and whether the response from executives is that their overall compensation causes them to feel dedicated to our corporate goals and motivated to perform at highest level.

Compensation Policies in Determination of Compensation

Consultants and Benchmarks.  We did not retain any compensation consultant to design or review our compensation policies and procedures in 2009. We conduct an annual review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers by taking into account our own corporate goals and performance and local practice in China as well as the general pay level of Chinese companies listed in the U.S.; however, we did not use any specific benchmark companies in connection with the determination of our 2009 compensation.

Compensation Mix.  Our executive compensation is allocated in the form of cash and equity-based compensation. We have established Puda Coal, Inc. 2008 Equity Incentive Plan on December 29, 2008 (the “Plan”), and we have granted stock awards to certain directors and officers pursuant to the Plan.

Employment and Change of Control Agreements.  We have entered into employment agreements with our CEO on June 25, 2008, CFO on July 23, 2008 and COO on March 6, 2009. The employment agreements do not have change of control provisions and we do not have separate change of control agreements with our employees.

Accounting and Tax Treatment.  Given our current levels of compensation, the accounting and tax consideration have not significantly impacted our forms of compensation.

We do not believe there is any substantial risk arising from our compensation policies and practices for our employees that may have a material adverse effect on us, due to the nature of our business and compensation structure.

Role of Management

While the Compensation Committee determines overall compensation philosophy, it consults with our CEO and other executive officers and considers their suggestions in accordance with such compensation philosophy. The Company’s CEO and CFO provide the Board and the Compensation Committee with feedback on the performance of the Company’s non-executive officers and make compensation suggestions to the Compensation Committee for its consideration. In 2009, our CEO and/or CFO attended the Compensation Committee’s discussions to provide their perspectives on competition in the industry and the needs of the business, information regarding the Company’s performance and other advice specific to their areas of expertise. However, they did not attend discussions regarding their compensation or performance. The

Compensation Committee reviews these suggestions independently and adopts, with any modifications it considers appropriate, the compensation for members of executive management, including our CEO. Our CEO and CFO also negotiated their own compensation with the Board at the time they joined our company.

Elements of Compensation

Our executive compensation consists of the following elements:

Base salary.  Our Compensation Committee, which was established in July 2007, reviewed and set the base salary level for each executive officers for year 2009 by taking into account our own operating goals and performance and local practice in China, we also refer to the general pay level of executive officers of those companies listed in the U.S.

Base salary is a significant portion of our overall executive compensation, which is consistent with the compensation practices of many Chinese companies. Our current CEO and CFO joined the Company in 2008, their base salaries were determined based on the negotiation between them and the Company, taking into consideration the market practice in China.

Bonus.  We may compensate executives with an annual discretionary cash bonus because we want to reward good work in connection with the achievement of certain corporate performance targets. We do not award bonuses based on individual performance measures.

Discretion has been exercised in awarding cash bonuses. In deciding to compensate individual executives with an annual bonus and in setting annual bonus amounts, the Board of Directors considered whether and to what extent the executive contributed to our business and operations. We did not grant any bonus to our named executive officers in 2009 because of the general economic downturn, which has significantly affected our operating performance and cash flows.

Stock Awards and Options Awards.  On December 29, 2008, the shareholders of the Company approved a Puda Coal, Inc. 2008 Equity Incentive Plan and amended on July 30, 2009 to reflect the 7-to-1 Share Conversion of the Company (the “2008 Plan”). The purpose of the 2008 Plan is to promote the success of the Company and to increase shareholder value by providing an additional means through the grant of equity incentive awards to attract, motivate, retain and reward employees and directors. Any employee or director of the Company is eligible to participate in the 2008 Plan and may be granted stock awards and/or options (collectively, “Awards”) by the administrator of the 2008 Plan, which is the Board of Directors, the Compensation Committee or their delegates. The 2008 Plan became effective upon its approval by the shareholders of the Company and will continue in effect for a term of ten years unless terminated by the administrator of the 2008 Plan earlier. The aggregate number of shares of common stock that may be issued pursuant to the Awards under the 2008 Plan is 714,286 shares (after adjusting for the 7-to-1 Share Conversion). The aggregate number of shares subject to the Awards under the 2008 Plan during any calendar year to any one awardee will not exceed 71,429 shares (after adjusting for the 7-to-1 Share Conversion). The fair market value of the common stock should be determined by the administrator of the 2008 Plan in good faith using a reasonable valuation method in a reasonable manner in accordance with Section 409A of the Internal Revenue Code of 1986, as amended. Whenever possible, the determination of fair market value should be based upon the average of the highest and lowest quoted sales prices for such common stock as of such date as reported in sources as determined by the administrator.

On November 6, 2009, the Compensation Committee approved the grant of restricted stock units to certain employees of the Company and its subsidiary, Shanxi Coal, including without limitation, Mr. Liping Zhu, Chief Executive Officer and President, and Ms. Qiong Wu, Chief Financial Officer, under the 2008 Plan.

Under the Compensation Committee approval, the Company granted Mr. Zhu and Ms. Wu 15,000 and 30,000 shares of common stock of the Company, respectively. The shares granted to each of Mr. Zhu and Ms. Wu will vest 40% upon the date that is one-year anniversary of the grant date (November 6, 2009), 30% upon the date that is two-year anniversary of the grant date, and 30% upon the date that is three-year anniversary of the grant date.

Retirement and/or Deferred Compensation.  We do not provide any other retirement or deferred compensation to any of our named executives other than, in accordance with Chinese law, 14% of an employee’s monthly base salary to such employee’s welfare and benefit package. The amounts we contributed to our named executive officers are included in the “Other Annual Compensation” column in the Summary Compensation Table.

Summary Compensation Table

The following table sets forth information concerning all compensation paid to our named executive officers during the last three completed fiscal years as a registrant. No other executive officer received a total compensation that exceeded $100,000 during 2007, 2008 or 2009. Except the amount of $54,298 paid by the Company to Ms. Wu in 2009, the amounts of compensation reported in the summary compensation table are the amounts of the compensation the named executive officers received from Shanxi Coal, the Company’s subsidiary.

Name and Principal Position	Year	Salary ($)(1)		Stock Awards ($)		Other Annual Compensation(1)(2) ($)	Total(1) ($)
Liping Zhu (President and Chief Executive Officer)	2009	32,992		107,400	(5)	—	140,392
	2008	38,571	(3)	—		1,145	39,716
Qiong Wu (Chief Financial Officer)	2009	90,922		214,800	(5)	—	305,722
	2008	50,000	(4)	—		1,410	11,485

(1)	All compensations were paid in Reminbi but are reported in U.S. dollars. The currency conversion ratio we used to report the compensation in the table is 6.8259, which is the average conversion ratio for fiscal year 2009, consistent with the conversion ratio we used in our consolidated financial statements for the fiscal year ended December 31, 2009.
(2)	In accordance with Chinese regulations, we had accrued 14% of the base salary of each employee (including named executive officers) to such employees’ welfare in 2008. In 2009, according to the revised regulation, we did not accrue the 14% staff welfare.
(3)	Represents the salary Mr. Liping Zhu earned from June 25, 2008, the day he became our CEO, to the end of 2008 pursuant to the employment agreement between the Company and Mr. Zhu. The actual payment by the end of December 31, 2008 is $8,182.
(4)	Represents the salary Ms. Qiong Wu earned from July 23, 2008, the day she became our CFO, to the end of 2008 pursuant to the employment agreement between the company and Ms. Wu. The actual payment by the end of December 31, 2008 is $10,075.
(5)	Represents aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718.

Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stocks or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(1)
Liping Zhu	11/06/2009	15,000	(2)	107,400
Qiong Wu	11/06/2009	30,000	(2)	214,800

(1)	The grant date fair value of each equity award computed in accordance with FASB ASC Topic 718.
(2)	The shares were granted to each of Mr. Zhu and Ms. Wu at November 6, 2009, (the “grant date”). The shares will vest 40% upon the date that is one-year anniversary of the grant date, 30% upon the date that is two-year anniversary of the grant date, and 30% upon the date that is three-year anniversary of the grant date.

Outstanding Equity Awards at Fiscal Year-End

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Liping Zhu	—	—	15,000	(1)	107,400	(2)
Laby Wu	—	—	30,000	(1)	214,800	(2)

(1)	The shares were granted to each of Mr. Zhu and Ms. Wu at November 6, 2009, (the “grant date”). The shares will vest 40% upon the date that is one-year anniversary of the grant date, 30% upon the date that is two-year anniversary of the grant date, and 30% upon the date that is three-year anniversary of the grant date.
(2)	Market price of unvested shares owned as of December 31, 2009.
(3)	The aggregate fair value of equity awards was computed in accordance with FASB ASC Topic 718 at grant dates.

Pension Benefits and Non-Qualified Deferred Compensation

In accordance with Chinese law, we contributed 14% of the monthly base salary of each employee (including named executive officers) to such employee’s welfare and benefit in 2009. We did not provide any other retirement or deferred compensation to any of our named executive officers in fiscal year 2009.

None of our named executive officers had any post termination or change of control benefits.

Compensation of Directors

Our non-employee directors are compensated in accordance with their director contracts with the company, which includes stock, and cash compensation in the case of Mr. Wizel and Dr. Tang. Non-employee directors are also reimbursed for reasonable expenses incurred in attending board and committee meetings.

The Company does not have termination or change of control agreements with directors, nor are there any prerequisites or life insurance premium payments to the directors.

Director Compensation Table

The amounts of compensation reported in the director compensation table for fiscal year 2009 are the amounts of the compensation the directors received from Puda Coal. Our directors did not receive any additional compensation from Shanxi Coal.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Total ($)
Ming Zhao	26,994	(2)	—		26,994
Lawrence Wizel	40,000	(3)	25,000	(4)	65,000
C. Mark Tang	25,000	(5)	15,000	(6)	40,000
Jianfei Ni	—		25,000	(7)	25,000

(1)	Represents aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
(2)	Represents the dollar amount of annual cash fee to Mr. Zhao earned from January 1, 2009 to December 31, 2009.
(3)	50% of the $40,000 annual cash fee to Mr. Wizel was earned on March 11, 2009; the remaining 50% was earned on August 11, 2009.
(4)	$12,500 of the stock awards to Mr. Wizel was vested on March 11, 2009 and $12,500 of the stock awards to Mr. Wizel was vested on August 11, 2009.

(5)	50% of the $25,000 annual cash fee to Mr. Tang was earned on April 9, 2009; 50% of the $25,000 was earned on October 9, 2009.
(6)	$7,500 of the stock awards to Mr. Tang was vested on April 9, 2009 and $7,500 of the stock awards to Mr. Tang was vested on October 9, 2009.
(7)	$12,500 of the stock awards to Mr. Ni was vested on March 11, 2009 and $12,500 of the stock awards to Mr. Ni was vested on August 11, 2009.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the compensation committee are Mr. Jianfei Ni (Chairman), Mr. Lawrence S. Wizel and Dr. C. Mark Tang. None of the compensation committee members is an officer or employee of us or our subsidiaries, and none has ever been our officer. No member of our compensation committee or our executive officer has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of the Exchange Act with our management. Based on such discussions referred to in the prior sentence of this section, the compensation committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K and our Proxy Statement.

AUDIT COMMITTEE REPORT

The Audit Committee reviews Puda’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal financial controllership, for preparing the financial statements and for the public reporting process. The Audit Committee of the Company held four formal meetings during 2009. During 2009, each of the incumbent directors then serving attended 100% of the total number of formal meetings of the Audit Committee. Moore Stephens, our company’s independent auditor for 2009, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles. In addition, Moore Stephens will express its own opinion on the effectiveness of the Company’s internal control over financial reporting.

In this context, the committee has reviewed and discussed with management and Moore Stephens the audited financial statements for the year ended December 31, 2009, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Moore Stephens’ evaluation of the Company’s internal control over financial reporting. The committee has discussed with Moore Stephens the matters that are required to be discussed by the statement on Auditing Standard No. 61, as amended, as adopted by the Public Accounting Oversight Board in Rule 2200T. The Audit Committee has received the written disclosures and the letter from Moore Stephens required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence. The committee has concluded that Moore Stephens’s provision of audit and non-audit services to Puda and its affiliates are compatible with Moore Stephens’s independence, and has discussed with Moore Stephens its independence. Based on the considerations and discussions referred to above, the committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2009 be included in our Annual Report on Form 10-K for 2009. This report is provided by the following independent directors, who comprise the committee:

Lawrence S. Wizel (Chairman)
C. Mark Tang, Ph.D.
Jianfei Ni

Principal and Management Stockholders

The following table sets forth certain information regarding our common stock beneficially owned on April 15, 2010, for (i) each shareholder we know to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our executive officers and directors, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. To the best of our knowledge, subject to community and martial property laws, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. At April 15, 2010, we had 19,631,880 shares of our common stock outstanding.

Name of Beneficial Owner(1)	Amount of Beneficial Ownership		Percent of Beneficial Ownership %(2)
Ming Zhao, Former President and CEO; Chairman of the Board	7,594,290	(3)	38.68
Yao Zhao	1,896,430		9.66
Liping Zhu, President and CEO	0		0
Laby Wu, CFO	0		0
Lawrence S. Wizel, director	14,963	(3)	*
C. Mark Tang, director	14,561	(3)	*
Jianfei Ni, director	13,177	(3)	*
All executive officers and directors as a group	9,533,421		48.34

*	Indicates less than 1%.
(1)	Address is c/o Shanxi Puda Coal Group Co., Ltd. 426 Xuefu Street, Taiyuan, Shanxi Province, China.
(2)	Assumes that all of the notes are converted and all of the warrants are exercised.
(3)	As of April 15, 2010, none of the additional shares and warrants granted to the director or officer (other than the ones listed in the table above) were issued or outstanding.

Related Party Transactions

Dividend Payments.  In 2005, Shanxi Coal declared dividends equals to $1,715,470, payable to Ming Zhao (80%) and Yao Zhao (20%), of which $543,470 was paid in 2005 and $1,172,000 was paid in October 17, 2008. In September 2008, Shanxi Coal declared dividends of $1,170,754 to its shareholders. Of which, $1,053,678 is payable to Putai, who is 90% equity owners of Shanxi Coal, and $93,661 is payable to Mr. Ming Zhao who is 8% owner and $23,415 is payable to Mr. Yao Zhao who is 2% owner of Shanxi Coal. As of the date of this report, the declared dividend is not paid.

We currently obtain raw coal supply from a diversified pool of local Liulin County coal mines, including Jucai Coal, a coal mine that is owned 75% by Yao Zhao. Jucai Coal supplies raw coal to both Shanxi Coal and other unrelated parties. In 2008 we purchased 218,32910 MT of raw coal from Jucai Coal, which represents 8% of our total raw coal purchase in 2008 in terms of tonnage. The dollar value of the sales to us by Jucai in 2008 was $16,083,000, and as a 75% owner of Jucai Coal, Yao Zhao, our Chairman’s brother, had personal interest in the transaction of approximately $12,062,000.

Headquarters Lease.  In 2001, Shanxi Coal entered into agreements with Resources Group, an entity owned 80% by Ming Zhao and 10% by Yao Zhao, to lease an office and certain equipment. In 2009, the rent expense paid to Resource Group was $158,000, and as an 80% owner and 10% owner of Resources Group, Ming Zhao and Yao Zhao had interest of $126,400 and $15,800 in the lease, respectively.

Warehouse Facility.  Resources Group also has a large storage facility in Liulin County near Shanxi Coal’s Shanxi Liuling Dongqiang Plant which holds cleaned coal processed our cleaning facilities. The storage facility has a railway dock and spur with access to local rail. It is permitted to use this facility rent-free.

Advance for Land Use Rights.  Yao Zhao advanced funds to us for payments due for land use rights for the land used for old Jucai Liulan Plant of $197,000 in 2000. The amount payable to Yao Zhao, adjusted for changes in exchange rate was $239,393 as of December 31, 2009. The land use rights were for use of the land upon which the old Shanxi Liulin Jucai Plant was constructed.

Acquisition of Shanxi Coal.  On September 13, 2007, Putai exercised the Option to acquire 90% of the total registered capital of Shanxi Coal at an acquisition price of RMB20,250,000 (approximately $2,692,000), pursuant to the Exclusive Option Agreement as described above. Upon the Option exercise, Putai entered into a Share Transfer Agreement with the owners of Shanxi Coal, Ming Zhao and Yao Zhao, respectively. Pursuant to the Share Transfer Agreements, Putai agrees to acquire 72% of the total registered capital of Shanxi Coal from Ming Zhao at a purchase price of RMB16,200,000 (approximately $2,154,000) and 18% of the total registered capital of Shanxi Coal from Yao Zhao at a purchase price of RMB4,050,000 (approximately $538,000). The acquisition price of $2,692,000 was fully paid as of December 31, 2008. After the acquisition, Putai became a 90% owner of Shanxi Coal, and the Exclusive Option Agreement, Exclusive Consulting Agreement, Operating Agreement, Technology License Agreement and Authorization, each entered into on June 24, 2005, among Putai, Shanxi Coal, Ming Zhao and Yao Zhao, were terminated. The acquisition of Shanxi Coal was recommended by our audit committee and was approved by all independent members of our Board of Directors. The Zhao brothers did not participate or vote on the decision to acquire Shanxi Coal.

Conflict of Interest.  Ming Zhao and Yao Zhao may have, or may develop in the future, conflicts of interest with us. As the 10% direct equity owners of Shanxi Coal, they might personally profit if Shanxi Coal’s benefits of operation are not directed to us. In addition, the loan used to finance our recent facility expansions are held by Resources Group, a company which is owned by the Zhaos. It could be in their economic interest to cause us to default on the payment of the loan with Resources Group since Resources Group could acquire the assets which are subject to the lien as a result of enforcement of the lien after a default. With their combined ownership of us 48.93% (45.09% after the warrant exercise), they can control the actions which we take. Ming Zhao is our Chairman of the Board of Directors and had been our CEO until June 2008. In addition, they also control the mines from which we get most of our coal. By limiting or eliminating our coal supply, they could materially adversely impact our production and revenue, which in turn could cause us to default on our loan to Resources Group.

The acquisition of Shanxi Coal was recommended by our audit committee and was approved by all independent members of our Board of Directors. The Zhao brothers did not participate or vote on the decision to acquire Shanxi Coal.

As of December 31, 2009 and 2008, the Group had the following amounts due from/to related parties:

	December 31, 2009	December 31, 2008
	$’000	$’000
Advance to Shanxi Liulin Jucai Coal Industry Co., Limited (“Jucai Coal”) for raw coal purchase, a related company with a common owner	$1,020	$879
Other payable to Shanxi Puda Resources Group Limited (“Resources Group”), a related company with common owners	$795	$796
Other payable to Yao Zhao, manager and shareholder of Puda	236	234
	$1,031	$1,030
Loan payable to Resources Group
– current portion	$1,300	$1,300
– long-term portion	6,500	7,800
	$7,800	$9,100

The balances, except for the loan payable to Resources Group, are unsecured, interest-free and there are no fixed terms for repayment.

The balance payable to Resources Group of $795,000 includes $901,000 of professional and regulatory charges related to the public listing paid by Resources Group on behalf of the Company, netted against other receivables of $106,000 due from Resources Group.

The amount payable to Yao Zhao represents land-use rights paid by him on behalf of Shanxi Coal.

In 2001, Shanxi Coal entered into agreements with Resources Group to lease office premises. In the years ended December 31, 2009, 2008 and 2007, rental expenses paid to Resources Group were $158,000, $7,000 and $6,000, respectively.

In the years ended December 31, 2009, 2008 and 2007, Shanxi Coal purchased raw coal from Jucai Coal in the amounts of $15,055,000, $16,083,000 and $18,320,000, respectively.

On November 17, 2005, Shanxi Coal entered into a coal supply agreement with Jucai Coal, pursuant to which Shanxi Coal has priority to Jucai Coal’s high grade metallurgical coking coal supply over Jucai Coal’s other customers. Under the terms of the agreement, Shanxi Coal receives a discount of RMB 30 (approximately $4) to RMB 50 (approximately $7) per metric ton of coal from the price Jucai Coal charges to its other customers.

On November 17, 2005, Shanxi Coal entered into two conveyance agreements with Resources Group. The two agreements transfer two new coal washing plants, related land-use rights and coal washing equipment in Liulin County and Zhongyang County, Shanxi Province. The Liulin County plant has an annual clean coal washing capacity of 1.1 million metric tons while the Zhongyang County plant has an annual clean coal washing capacity of 1.2 million metric tons. The Liulin County plant started formal production in December 2005. The Liulin County plant, land-use rights and related equipment were purchased for a cost of $5,800,000. The Zhongyang County plant started formal production at the end of March 2006. The Zhongyang County plant, land-use rights and related equipment were purchased for a cost of $7,200,000. Each conveyance agreement provides that the purchase price paid by Shanxi Coal to Resources Group, which totals $13,000,000, should be amortized over ten years from December 31, 2005 and bears interest at a rate of 6% per annum payable quarterly. In the year ended December 31, 2009, Shanxi Coal paid principal of $1,300,000 (2008: $1,300,000, 2007: $1,300,000) and interest of $518,000 (2008: $594,000, 2007: $674,000) to Resources Group. Shanxi Coal pledged the land use rights, plant and equipment of the plants to Resources Group until such time when the purchase price and interest thereupon is fully paid by Shanxi Coal to Resources Group. If Shanxi Coal fails to pay the principal or interest of the purchase price of the plants financed by Resources Group in full when due, the properties acquired by Shanxi Coal, which have been pledged to Resources Group as collateral, are revertible to Resources Group.

Since the establishment of our audit committee on August 28, 2007, all related party transactions are subject to our audit committee’s review and approval on an ongoing basis. Our audit committee is comprised of three directors, each of whom are “independent,” as that term is defined in Section 10A(m) of the Exchange Act of 1934, and the Rules and Regulations of the Securities and Exchange Commission, and shall otherwise meet the applicable independence and financial literacy requirements of the NYSE Amex. There are no written policies and procedures regarding review of related party transactions in our audit committee charter. The independent directors who are members of the audit committee follow state fiduciary laws in their review of the related party transactions and will approve such transactions if they believe them to be in our best interests.

Director Independence

Our Board of Directors consists of Ming Zhao, Lawrence S. Wizel, C. Mark Tang and Jianfei Ni as directors. Ming Zhao is also 39.14% shareholder of us and therefore is not “independent” under the NYSE Amex rules. Lawrence S. Wizel, C. Mark Tang and Jianfei Ni are “independent” under the NYSE Amex rules.

Principal Accountant Fees and Services

The fees billed to us by our independent auditors, Moore Stephens, for services for the fiscal year ended December 31, 2009, were as follows:

Audit Fees.  This category consists of fees for the audit of consolidated financial statements and review of consolidated financial statements included in our annual report on Form 10-K and quarterly reports on Form 10-Q, and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for the fiscal periods indicated above. For the years ended December 31, 2009 and December 31, 2008, the audit fee charged by Moore was approximately $123,000, and $108,000, respectively.

Audit-Related Fees.  This category consists of assurance and related services by the independent auditor that are reasonably related to the performance of the audit and review of consolidated financial statements and not reported under audit fees. It also includes fees incurred in connection with the issuance of consents related to SEC registration statements, and our current report on Form 8-K and Form 8-K/A. For the years ended December 31, 2009 and December 31, 2008, Moore Stephens billed us for audit related fees in the amount of approximately $0 and $54,000, respectively.

Tax Fees.  This category consists of professional services rendered by the independent auditor for tax compliance and tax planning. The services under this category include tax preparation and technical advice. For the fiscal years ended December 31, 2009 and December 31, 2008, Moore Stephens billed us for tax fees in the amount of approximately $0 and $0.

All Other Fees.  This category consists of fees not covered by Audit Fees, Audit Related Fees, and Tax Fees. For the fiscal years ended December 31, 2009 and December 31, 2008, Moore Stephens charged us for the internal control over the financial reporting in the amount of approximately $70,000 and $0 respectively.

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee Charter, all audit and audit-related work and all non-audit work performed by the independent registered public accounting firm, Moore Stephens, is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee is informed of each service actually rendered that was approved through its pre-approval process.

EXPENSES OF SOLICITATION

The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Company has not retained any outside firm to assist in the solicitation of proxies.

HOUSEHOLDING OF PROXY MATERIALS

Our 2009 Annual Report, including audited financial statements for the fiscal year ended December 31, 2009, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, we have undertaken an effort to deliver only one Annual Report and one proxy statement to multiple shareholders sharing an address. This delivery method, called “householding,” is not being used, however, if our company has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one proxy statement, the Company will deliver promptly a separate copy of the Annual Report and the proxy statement to any shareholder who sends a written request to the Secretary of Puda Coal, Inc., Ms. Qiong Wu, at 426 Xuefu Street, Taiyuan, Shanxi Province, The People’s Republic of China, 030006. If your household is receiving multiple copies of the Company’s Annual Report or proxy statement and you wish to request delivery of a single copy, you may send a written request to the Secretary of Puda Coal, Inc., Ms. Qiong Wu, at 426 Xuefu Street, Taiyuan, Shanxi Province, The People’s Republic of China, 030006.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

All stockholder proposals intended to be presented at our 2010 annual meeting and included in next year’s Proxy Statement must be submitted in writing to: Ms. Qiong Wu, Secretary of the Company, at 426 Xuefu Street, Taiyuan, Shanxi Province, The People’s Republic of China, 030006. In accordance with Rule 14a-8 under the Exchange Act, to be considered timely, these stockholder proposals must be received by us no later than January 21, 2011, and must comply in all other respects with the Company’s Bylaws and applicable rules and regulations of the SEC relating to such inclusion. Any such proposal submitted with respect to our 2010 annual meeting which is submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered untimely if we do not receive written notice of that proposal at least one hundred fifty (150) days prior to the date of the 2010 annual meeting.

In addition, if the Company is not notified by March 20, 2011 of a proposal to be brought before the 2010 annual meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the Proxy Statement for such meeting.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The fees billed to us by our independent auditors, Moore Stephens, for services for the fiscal year ended December 31, 2009, were as follows:

Audit Fees.  This category consists of fees for the audit of consolidated financial statements and review of consolidated financial statements included in our annual report on Form 10-K and quarterly reports on Form 10-Q, and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for the fiscal periods indicated above. For the years ended December 31, 2009 and December 31, 2008, the audit fee charged by Moore was approximately $123,000, and $108,000, respectively.

Audit-Related Fees.  This category consists of assurance and related services by the independent auditor that are reasonably related to the performance of the audit and review of consolidated financial statements and not reported under audit fees. It also includes fees incurred in connection with the issuance of consents related to SEC registration statements, and our current report on Form 8-K and Form 8-K/A. For the years ended December 31, 2009 and December 31, 2008, Moore Stephens billed us for audit related fees in the amount of approximately $0 and $54,000, respectively.

Tax Fees.  This category consists of professional services rendered by the independent auditor for tax compliance and tax planning. The services under this category include tax preparation and technical advice. For the fiscal years ended December 31, 2009 and December 31, 2008, Moore Stephens billed us for tax fees in the amount of approximately $0 and $0.

All Other Fees.  This category consists of fees not covered by Audit Fees, Audit Related Fees, and Tax Fees. For the fiscal years ended December 31, 2009 and December 31, 2008, Moore Stephens charged us for the internal control over the financial reporting in the amount of approximately $70,000 and $0 respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of the Company’s outstanding shares of Common Stock (the “Reporting Persons”), to file reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such officers, directors and 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

The Reporting Persons of an issuer that is registering equity securities for the first time under Section 12 of the Exchange Act must file a Form 3 no later than the effective date of the registration statement. Due to a lack and delay of Edgar filing codes at the time the Company’s registration statement under Form 8-A was declared effective, the October 1, 2009 Forms 3 were filed late on behalf of Messers. Jianfei Ni, Tang C. Mark, Langxiang Peng, Lawrence Wizel, Qiong Wu, Ming Zhao, Yao Zhao and Liping Zhu. To the Company’s knowledge, the Company believes that all of the Section 16 filing requirements were otherwise satisfied for 2009.

OTHER MATTERS

The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,
By: Qiong Wu Chief Financial Officer and Secretary

Dated: April 29, 2010

PUDA COAL, INC. PROXY

COMMON STOCK

ANNUAL MEETING: MAY 21, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Qiong Wu, as proxy, with full power of substitution is hereby authorized to represent and to vote as designated below and on the reverse side upon the following proposals, and in the discretion of the proxies on such other matters as may properly come before the Annual Meeting of Stockholders of Puda Coal, Inc. to be held at the offices of Goodwin Procter LLP at The New York Times Building, 620 Eighth Avenue, 26th Floor, New York, NY 10018 on Friday, May 21, 2010 at 3:00 p.m. local time, or any adjournment(s), postponement(s) or other delay(s) thereof (the “Annual Meeting”), all shares of Common Stock of Puda Coal, Inc. to which the undersigned is entitled to vote at the Annual Meeting. The following proposals are more fully described in the Notice of Annual Meeting and Proxy Statement for the Annual Meeting dated April 29, 2010 (receipt of which is hereby acknowledged).

UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2 AND WILL BE VOTED, EITHER FOR OR AGAINST, AT THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSALS 1 and 2.

(Continued and to be dated and signed on the reverse side.)

PUDA COAL, INC. 426 XUEFU STREET, TAIYUAN, SHANXI PROVINCE THE PEOPLE’S REPUBLIC OF CHINA 03006

1.	To elect five (5) directors	FOR all nominees listed below	☐	WITHHOLD AUTHORITY for all nominees listed below	☐	FOR ALL EXCEPT those nominees that I have listed below	☐

Nominees: Ming Zhao, Liping Zhu, Lawrence S. Wizel, C. Mark Tang and Jianfei Ni. (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE “FOR ALL EXCEPT” BOX AND WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)

Exceptions:

2.	To ratify the appointment of Moore Stephens as Puda Coal, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

FOR	☐	AGAINST	☐	ABSTAIN	☐
3.	To transact such other business as may properly come before the Annual Meeting.

PLEASE CHECK THIS BOX IF YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON.              ☐
(Please sign exactly as name appears to the left, date and return. If shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Date:
Sign Here:

Additional Signature (if held jointly)

Votes must be indicated in Black or Blue ink.

PLEASE SIGN AND DATE AND RETURN YOUR PROXY TODAY